Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Florida Public Utilities Company

West Palm Beach Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333- 63532) and on Form S-8 (No. 333-63942) of Florida Public Utilities Company of our report dated March 4,2005, relating to the 2004 and 2003 consolidated financial statements and financial schedule, which appear in this Form 10-K.

BDO Seidman, LLP

West Palm Beach , Florida

March 24,2005